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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-16255 and 333-121518 on Form S-3 and 333-16253, 333-117930, 333-46772, 333-77149 and 333-73054 on Form S-8 of PG&E Corporation and Registration Statements No. 33-62488, and 333-109994 on Form S-3 of Pacific Gas and Electric Company of our reports dated February 16, 2005, (which reports on the financial statements express an unqualified opinion and include an explanatory paragraph relating to accounting changes), relating to the financial statements and financial statement schedules of PG&E Corporation and Pacific Gas and Electric Company and management's report of the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

San Francisco, California
February 16, 2005

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  Exhibit 23